UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

StoneCastle Financial Corp.

(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Services

January 31, 2020

Shareholder Name
Address 1 Address 2 Address 3

IMPORTANT NOTICE

Re: StoneCastle Financial Corp.

Dear Stockholder:

You may have already recently received these communications and responded. If so please disregard and accept our apologies for the additional communications.

My colleagues and I have tried unsuccessfully to contact you regarding an important matter concerning your investment in StoneCastle Financial Corp. This matter pertains to the recently announced transaction for StoneCastle Financial which requires your response.

It is important that we speak to you promptly regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact my colleagues toll-free at 1-866-828-6931 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below so that we can best serve you efficiently. Please contact us as soon as possible.

Thank you.

Sincerely,

Joshua S. Siegel

Chairman of the Board and Chief Executive Officer

REFERENCE NUMBER: 123456789

STONECASTLE FINANCIAL CORP.

152 West 57th Street, 35th Floor • New York, New York 10019